EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Marriott International, Inc.:

(1)     Registration Form S-3 ASR No. 333-202172 of Marriott International, Inc.,

(2)
Registration Form S-8 No. 333-161194 pertaining to Marriott International, Inc. Stock and Cash Incentive Plan, as Amended and Marriott International, Inc. Executive Deferred Compensation Plan, as Amended,

(3)
Registration Form S-8 No. 333-208684 pertaining to Starwood Hotels and Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, 2004 Long-Term Incentive Compensation Plan, 2002 Long-Term Incentive Compensation Plan, 1999 Long-Term Incentive Compensation Plan, 1995 Long-Term Incentive Plan, and Savings and Retirement Plan,

(4)	Registration Form S-8 No. 333-202173 pertaining to Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust,

(5)	Registration Form S-8 No. 333-209587 pertaining to Marriott International, Inc. Executive Deferred Compensation Plan,

(6)	Registration Form S-8 No. 333-209589 pertaining to Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust,

(7)	Registration Form S-8 No. 333-36388 pertaining to Marriott International, Inc. 1998 Comprehensive Stock and Cash Incentive Plan, and

(8)	Registration Form S-8 No. 333-58747 pertaining to Marriott International Inc. Employee Stock Purchase Plan;

of our report dated February 25, 2016 (except for the effects of discontinued operations as discussed in Note 4 and the adoption of Accounting Standards Update No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”, as discussed in Note 2, as to which the date is November 17, 2016) with respect to the consolidated financial statements and schedule of Starwood Hotels & Resorts Worldwide, Inc. and our report dated February 25, 2016, with respect to the effectiveness of internal control over financial reporting of Starwood Hotels & Resorts Worldwide, Inc., included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Stamford, Connecticut
November 17, 2016